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                                                                   EXHIBIT 23.4

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  As independent public accountants, we hereby consent to the use of our report for Softool Corporation dated August 29, 1995 (except with respect to the matter discussed in Note 14, as to which the date is November 17, 1995) in this Form S-1 Registration Statement and to all references to our Firm included in this Registration Statement.

                                          Arthur Andersen LLP

Los Angeles, California
November 11, 1997